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                                                                  Exhibit 10.23

                  VOLUNTARY SEPARATION AGREEMENT AND RELEASE

In consideration of the mutual promises and agreements hereinafter set forth, the receipt and sufficiency of which are hereby mutually acknowledged, Allstate Insurance Company, its subsidiaries, parents and affiliates ("Allstate"), on its own behalf and on behalf of its officers, directors, agents, servants, employees, stockholders and assigns, and all other persons, firms, associations and corporations jointly or severally liable with it, and Lawrence W. Dahl ("Mr. Dahl") presently an employee of Allstate, do hereby enter into this Voluntary Separation Agreement and Release ("Agreement") and do hereby mutually covenant and agree as follows:

     1. Effective as of the close of business on August 31, 2013, Mr.Dahl's employment with Allstate shall fully terminate. Mr. Dahl shall be entitled to paid time off earned but not taken as of August 31, 2013, and he shall be entitled to no further compensation, severance, long term disability coverage, salary, wage, bonus, equity or other grants, paid time or other form of remuneration or consideration except as hereinafter set forth in paragraphs 3 and 8 of this Agreement.

     2. Nothing in this Agreement may be read to alter or amend any terms or conditions of Mr. Dahl's employment with Allstate other than those specified in this Agreement. All other employment policies continue in effect with regard to Mr. Dahl's employment.

     3. Allstate shall pay to Mr. Dahl the lump sum amount of $630,000.00 (Six Hundred Thirty Thousand and 00/100 Dollars), subject to federal, state, FICA, and other applicable tax deductions, on or about September 30, 2013. Without limiting the effect of any other provision of this Agreement, said payment shall not restrict Mr. Dahl's right to seek employment apart from Allstate, or its subsidiaries, or to accept such employment.

     4. By accepting payments under this Agreement, Mr. Dahl is waiving any entitlement he believes he has to benefits that may otherwise be available under the Allstate Severance Pay Plan.

     5. After his employment with Allstate ceases as described in Paragraph 1 of this Agreement, Mr. Dahl shall not seek employment at any time with any Allstate office, subsidiary or affiliate, nor shall Mr. Dahl accept work at any Allstate office, subsidiary or affiliate, nor shall Mr. Dahl purchase an Allstate agency.

     6. Should Mr. Dahl die after the effective date of this agreement but on or before all payments have been made pursuant to Paragraphs 3 and 8, the total unpaid balance of the payments shall be paid in a lump sum to Mr. Dahl's estate.

     7. Any stock options awarded to Mr. Dahl and scheduled to vest shall vest subject to the terms of his respective Option Award Agreement(s). Any

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         Allcorp restricted stock awarded to Mr. Dahl and scheduled to unrestrict shall unrestrict subject to the terms of his respective Restricted Stock Award Agreement(s).

     8. In lieu of any cash bonus for which he may be eligible in accordance with the terms of Allstate's Annual Incentive Plan ("AIP") for the 2013 performance year, on a prorated basis from January 1, 2013, through August 31, 2013, Allstate shall pay Mr. Dahl an amount of $70,000.00 (Seventy Thousand and 00/100 Dollars), subject to federal, state, FICA, and other applicable tax deductions, on or about September 30, 2013. Such amount is in addition to the payment specified in paragraph 3 above.

     9. Mr. Dahl has held a position of trust and confidence with Allstate and possesses and has had access to highly valuable, confidential and/or proprietary information ("Confidential Information"). This term shall be interpreted broadly to include all information of any sort (whether merely remembered or embodied in a tangible medium) that: (i) is related to Allstate's business; and (ii) is not generally or publicly known. It includes, without limitation, customer, employee and supplier information; sales, financial, business, and new product development plans; information about Allstate software, hardware and other technologies, trade secrets, financial results, strategies, copyrights, data files, and other proprietary information, regardless of media or form. Mr. Dahl agrees that such Confidential Information is the property of Allstate. Mr. Dahl shall return all company property and all copies (paper or electronic), including but not limited to, files, data studies, software, plans and equipment and whether or not containing Confidential Information, to Allstate on or before August 31, 2013. Mr. Dahl shall not (i) disclose, cause or permit disclosure of the Confidential Information nor (ii) make any use of the Confidential Information for himself or others except as required by law or approved in writing by Allstate and shall notify Allstate promptly should he become aware of any unauthorized disclosure of such information.

         In addition, Mr. Dahl acknowledges and confirms his ongoing obligation to promptly disclose to Allstate any ideas, inventions, discoveries, improvements, methods of doing business, processes, products, information, software, trademarks, or trade secrets that were conceived, developed or reduced to practice by Mr. Dahl, either solely or jointly with others, at any point during his Allstate employment, whether or not they are patentable, copyrightable or subject to trademark or trade secret protection ("Allstate Developments"). All Allstate Developments shall be the sole and exclusive property of Allstate, and Mr. Dahl agrees to assign and does hereby assign them to Allstate. Each copyrightable Allstate Development prepared in whole or part by Mr. Dahl within the scope of his employment with Allstate shall either be deemed a "work made for hire" under the copyright laws, and Allstate shall own the entire copyright in each such copyrightable Allstate

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         Development or, if not deemed a "work made for hire," he agrees to assign and does hereby assign such Allstate Developments to Allstate. At Allstate's expense, Mr. Dahl will cooperate fully with Allstate in patenting, registering, maintaining, enforcing, and defending such Allstate Developments. Allstate shall own any records made by Mr. Dahl relating to Allstate Developments or the creation of them.

         The parties to this Agreement recognize that irreparable harm would result from any breach by Mr. Dahl of any of the covenants contained in this Paragraph 9 and that monetary damages alone would not provide adequate relief for any such breach. Accordingly, in the event of a breach or threatened breach of any of the covenants contained in this Paragraph 9, Mr. Dahl acknowledges and agrees that Allstate shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of such covenants (without posting a bond or other security). Moreover, Mr. Dahl acknowledges and agrees that any award of injunctive relief shall not preclude Allstate from seeking or recovering any lawful compensatory damages which may have resulted from a breach of any of the covenants contained in Paragraph 9. Furthermore, Allstate may take any action at its discretion to protect its confidential information including the discontinuation of any and all payments still due and owing under this Agreement.

     10. Allstate shall provide Mr. Dahl, at his request, with professional outplacement assistance at an outplacement firm selected by Allstate. Regardless of when Mr. Dahl begins using such assistance, such assistance shall not last longer than twelve months and shall end no later than September 30, 2014.

     11. Allstate shall provide employment references in accordance with Allstate policy governing same, provided that Mr. Dahl directs all requests for such references to Christi Rushing, Human Resources at Allstate's Home Office.

     12. In return for the consideration set forth in this Agreement, which Mr. Dahl would not be entitled to if he did not voluntarily enter into this Agreement, Mr. Dahl for himself, his heirs, representatives, administrators, and assigns does hereby release and forever discharge Allstate, its officers, directors, agents, servants, employees, stockholders and assigns, its subsidiaries, parents and affiliates, and all other persons, firms, associations and corporations who are or may be jointly or severally liable with it, of and from any and all claims, demands, actions and causes of action, whether presently known or unknown, arising from, or in any way related to, Mr. Dahl's employment with Allstate and the termination of it. This release applies to all claims, demands, actions, and causes of action whether presently known or unknown, existing at the time this Agreement is executed, including, but not limited to, such rights and claims
         Mr. Dahl has or may have under the Fair Labor Standards Act, 29 U.S.C.
         (S) 201, et seq.; Title VII of the Civil Rights Act of 1964, 42 U.S.C.
         (S)

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         2000 (e), et seq.; the Civil Rights Act of 1866, 42 U.S.C. (S) 1981,
         et seq., the Americans with Disabilities Act, 42 U.S.C. (S) 1201, et seq., the National Labor Relations Act, 29 U.S.C. (S)151, et seq.; the Family Medical Leave Act, 29 U.S.C. (S)2601 et seq.; Federal Executive Order 11246; the Employee Retirement Income Security Act of 1974, 29 U.S.C. (S)201 et seq.; the Rehabilitation Act, 29 U.S.C. (S)701 et seq.; the Pregnancy Discrimination Act, 42 U.S.C. (S)2000 et seq.; the Whistleblower Protection Statutes, 10 U.S.C. (S)2409, 12 U.S.C.
         (S)1831j, 31 U.S.C. (S)5328, 41 U.S.C. (S)265; the Nebraska Wage
         Payment and Collection Act; the Nebraska Fair Employment Practice Act; Nebraska Age Discrimination in Employment Act; and/or any other similar federal, state or local statute, law, ordinance, regulation or order.

     13. In addition to the foregoing, Mr. Dahl does hereby expressly waive any and all rights or claims which he has or may have under the Age Discrimination in Employment Act of 1967 (29 U.S.C. (S)(S) 621-634) or any similar law or rule of any other jurisdiction, to the full extent that he may waive such rights and claims pertaining to the matters released herein. The Age Discrimination in Employment Act of 1967 provides, in pertinent part, as follows:

            It shall be unlawful for an employer--

            (1) to fail or refuse to hire or to discharge any individual or otherwise discriminate against any individual with respect to his compensation, terms, conditions, or privileges of employment, because of such individual's age;

            (2) to limit, segregate, or classify his employees in any way which would deprive or tend to deprive any individual of employment opportunities or otherwise adversely affect his status as an employee, because of such individual's age; or

            (3) to reduce the wage rate of any employee in order to comply with this chapter.

         29 U.S.C. (S) 623(a).

     14. Further, Mr. Dahl releases and forever discharges, Allstate from any and all other demands, claims, causes of action, obligations, agreements, promises, representations, damages, suits and liabilities whatsoever, both known or unknown, in law or in equity up to the date that this Agreement is executed. Mr. Dahl further promises, agrees and covenants not to file any lawsuit, of any nature whatsoever, against Allstate with any federal, state or local court with regard to any claim or cause of action which he has or may have had, known or unknown, arising prior to the date of this Agreement, that is subject to Mr. Dahl's release of claims.

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     15. The parties agree that Mr. Dahl will not encourage or assist any employee of Allstate and/or other person(s) or entity(ies) in litigating claims or filing administrative charges against Allstate, and/or those released in this Agreement unless required to provide testimony or documents pursuant to a lawful subpoena or as otherwise required by law.

     16. Mr. Dahl further understands that Allstate reserves the right to set off the sums paid to him by Allstate as consideration for this Agreement against any recovery received by Mr. Dahl in the event he pursues any action, proceeding, complaint, or charge, as proscribed in Paragraphs 12-14. However, nothing in this Agreement shall be interpreted as interfering with the protected right of an employee to file a charge with the U.S. Equal Employment Opportunity Commission ("EEOC") or participate in an investigation or proceeding conducted by the EEOC. Mr. Dahl is, however, waiving the right to recover any money in connection with such a charge or investigation. In addition, nothing contained in this paragraph shall prevent Mr. Dahl from enforcing the terms of this Agreement.

     17. Mr. Dahl covenants and agrees to provide written notice of any subpoena, notice or command to Susie Lees, or her successor as General Counsel, at Allstate Insurance Company, 2775 Sanders Road, Suite F-7, Northbrook, IL 60062. Mr. Dahl shall provide said notice by overnight mail, return receipt requested, within three (3) calendar days of his receipt of the subpoena, notice, request for information or other command.

     18. Mr. Dahl agrees to make himself available to and cooperate with Allstate in any Allstate internal investigation or administrative, regulatory, or judicial proceeding in which he is or may be witness. Such cooperation by Mr. Dahl is understood to include, but not be limited to, making himself available to Allstate upon reasonable notice for interviews and factual investigations, appearing at Allstate's request for the purpose of giving testimony without requiring service of a subpoena or other legal process, volunteering to Allstate pertinent information, and turning over to Allstate all relevant documents which are or may in the future come into Mr. Dahl's possession. In the event that Allstate asks for Mr. Dahl's cooperation in accordance with this paragraph, Allstate agrees to reimburse
         Mr. Dahl for reasonable travel expenses, including lodging and meals, upon submission of receipts to Allstate for such expenses.

     19. Mr. Dahl agrees not to solicit for employment or hire any Allstate employees or Allstate exclusive agents for a period of eighteen
         (18) months from the effective date of this Agreement.

     20. The existence and terms of this Agreement are to be held in strict confidence by Mr. Dahl and any discussion of this Agreement shall be limited to those parties absolutely essential for accounting purposes, tax purposes, securing of

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         employment, government benefits, loans, or in any other case where it is absolutely essential or required by law. In those circumstances, those parties to whom such communication is made will be put on notice of the confidentiality of the Agreement.

     21. Allstate and Mr. Dahl agree that Mr. Dahl may revoke this Agreement if, within seven (7) calendar days from the date this Agreement is executed, Mr. Dahl provides written notice to Christi Rushing, Director, Human Resources, 3100 Sanders Road, Suite K5B, Northbrook, IL 60062 of his intention to revoke the Agreement. Accordingly, this Agreement shall not become effective or enforceable until seven
         (7) calendar days have passed after its execution.

     22. Mr. Dahl and Allstate further warrant and acknowledge that Mr. Dahl was given 21 calendar days, from the date this Agreement was presented to him, in which to consider this Agreement prior to its execution. It is further acknowledged that Mr. Dahl was advised in writing to consult with an attorney prior to executing this Agreement. Mr. Dahl and Allstate further warrant and acknowledge that they have each read, reviewed, and fully considered the terms of this Agreement, have made such investigation of the facts pertinent hereto as each deems necessary and appropriate, and fully understand the terms and effect of this Agreement and execute the same freely of their own accord.
         Mr. Dahl and Allstate hereby acknowledge that the terms of this Agreement are contractual, and not a mere recital, and are the result of mutual consent to, and understanding of, the terms of this Agreement. This Agreement contains the entire agreement between the parties, and each acknowledges that there are no other agreements or understandings between them except as expressly provided for herein. This Agreement is to be governed by the law of the State of Nebraska.

     23. At no time shall Mr. Dahl make any remarks disparaging the conduct or character of Allstate, or any of its respective subsidiaries, affiliates, agents, attorneys, managers, employees, officers, directors, successors, or assigns. Mr. Dahl agrees and promises that he will not defame, criticize or make any negative remark, written or oral, to any person or entity relating to Allstate, his employment with Allstate, or his termination of employment from Allstate.
         Mr. Dahl further agrees that should he violate this provision, Allstate shall have the right to pursue any and all remedies which may be available to it, whether legal, equitable or otherwise. Mr. Dahl further acknowledges that Allstate's right to recover any remedy under this provision does not preclude Allstate from exercising any and all remedies available to it for any violation or breach of any other term, condition or provision of this Agreement.

     24. Except as provided below with regards to Paragraphs 12-16, Mr. Dahl and Allstate agree and understand that should any provision, term or condition of

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         this Agreement be declared illegal, void or unenforceable, it shall be severed. The remaining terms, provisions and conditions shall remain in full force and effect and shall remain binding on Mr. Dahl and Allstate. If any of the Paragraphs 12-16 are declared illegal, void or unenforceable because of any action undertaken by Mr. Dahl, the remaining terms, provisions and conditions shall remain in full force and effect and shall remain binding on Mr. Dahl and Allstate with the exception that Mr. Dahl shall be required to return to Allstate all benefits paid to him under this Agreement from the date that this Agreement was executed.

     25. Mr. Dahl and Allstate hereby agree and understand that this Agreement contains the complete and entire agreement between Mr. Dahl and Allstate concerning the terms, provisions and conditions of this Agreement. Mr. Dahl and Allstate further agree and understand that the terms, provisions and conditions of this Agreement may not be altered or modified except by a subsequent writing signed by Mr. Dahl and a duly authorized agent of Allstate.

     26. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective heirs, administrators, representatives, executors, successors and assigns.

   I HAVE READ THIS VOLUNTARY SEPARATION AGREEMENT AND RELEASE AND, UNDERSTANDING ALL OF ITS TERMS, I SIGN IT AS MY FREE ACT AND DEED.

   IN WITNESS WHEREOF, the parties hereto have approved and executed this Agreement on this 1 day of August, 2013.

                                             /s/ Lawrence W. Dahl
                                             ----------------------------------
                                                      LAWRENCE W. DAHL

                                                           8/1/13
                                             ----------------------------------
                                                            Date

                                             ALLSTATE INSURANCE COMPANY

                                             By:  /s/ Harriet K. Harty
                                                  -----------------------------

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